SIXTH AMENDMENT TO LOAN AGREEMENT

THIS SIXTH AMENDMENT TO LOAN AGREEMENT (the “Amendment”) is entered into effective as of the 1st day of April, 2010, by and among FIFTH THIRD BANK, an Ohio banking corporation, successor by merger with Fifth Third Bank, a Michigan banking corporation with its office and principal place of business at 250 West Main Street, Suite 100, Lexington, Kentucky 40507 (the “Bank"); and MEDPRO SAFETY PRODUCTS, INC., a Nevada corporation successor by merger to MEDPRO SAFETY PRODUCTS, INC., a Delaware corporation successor by merger to VACUMATE, LLC, a Kentucky limited liability company with its principal place of business at 817 Winchester Road, Suite 200, Lexington, Kentucky 40505 (“Borrower”). All capitalized terms used herein but not otherwise defined herein shall be given the same meaning assigned to such capitalized terms in the Loan Agreement (as defined below).

RECITALS:

WHEREAS, the Borrower and the Bank are parties to that certain Loan Agreement dated as of August 7, 2006, as amended by the First Amendment thereto dated effective as of March 19, 2007, as further amended by the Second Amendment thereto dated effective as of June 11, 2007, as further amended by the Third Amendment thereto dated effective as of September 1, 2007, as further amended by the Fourth Amendment thereto dated effective as of August 1, 2008 and as further amended by the Fifth Amendment thereto dated effective as of June 30, 2009 (as amended, the "Loan Agreement");

WHEREAS, pursuant to the Loan Agreement and the other Loan Documents (as such term is defined in the Loan Agreement), the Borrower is currently indebted to the Bank for, among other things, a term loan as evidenced by that certain Second Amended and Restated Term Promissory Note, dated August 1, 2008, in the renewed principal amount of Four Million Five Hundred Eighty-Three Thousand Three Hundred Thirty-Three and 33/100 Dollars ($4,583,333.33) (the “Second Amended and Restated Term Note”); and

WHEREAS, the Borrower has requested and Bank has agreed to modify certain covenants as set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.      FINANCIAL COVENANT. (a) From and after the date hereof through and including September 30, 2010, Borrower shall maintain in its name at all times, an account with the Bank that contains readily available funds in an amount greater than or equal to the lesser of (the “Minimum Balance”): (i) $750,000 and (ii) fifty percent (50%) of the outstanding balance of the Second Amended and Restated Term Note as of the measurement date and after giving effect to the monthly payment (assuming it is made).  The foregoing covenant shall be tested on the 1st Business Day of each calendar month after the monthly payment is made on the Second Amended and Restated Term Note. An Event of Default shall automatically occur without prior notice to the Borrower if the account balance is below the Minimum Balance on a measurement date and the Bank shall be entitled to exercise its rights and remedies under the Loan Documents, including but not limited to accelerating the Second Amended and Restated Term Note.

(b)           From and after October 1, 2010, Borrower shall maintain in its name at all times, an account with the Bank that contains readily available funds in an amount greater than or equal to the outstanding balance of the Second Amended and Restated Term Note.  The foregoing covenant shall be tested on the 1st Business Day of each calendar month after the monthly payment is made on the Second Amended and Restated Term Note. An Event of Default shall automatically occur without prior notice to the Borrower if the account balance is below the outstanding balance of the Second Amended and Restated Term Note on a measurement date and the Bank shall be entitled to exercise its rights and remedies under the Loan Documents, including but not limited to accelerating the Second Amended and Restated Term Note.

2.      SECURITY FOR INDEBTEDNESS. The Indebtedness evidenced by the Second Amended and Restated Term Note shall continue to be secured by the Security Documents and the Collateral, as defined in the Loan Agreement, as hereby amended. In addition, simultaneous with the execution of this Amendment, Borrower shall execute and deliver to the Bank a Security Agreement (the “Collateral Assignment Agreement”) pursuant to which the Borrower confirms the Bank's existing security interest with respect to the Debtor's rights to payment under those certain Medical Supply Manufacturing Agreements, each dated effective as of July 15, 2008, by and between the Borrower and Greiner Bio-One GmbH, an Austrian Company (the “Pledged Contracts”).  Borrower covenants and agrees that it will not change the payment terms set forth in the Pledged Contracts, terminate the Pledged Contracts or otherwise make any material modifications to the Pledged Contracts without the prior written consent of the Bank.  It shall be deemed an immediate Event of Default under the Loan Agreement and other Loan Documents if the Borrower violates the foregoing covenant.

3.      REPRESENTATIONS AND WARRANTIES.  Borrower reiterates as of this date all representations and warranties contained in the Loan Agreement, each of which shall be deemed to be continuing warranties and representations until such time as all Debt evidenced by the Loan Agreement and other Loan Documents, as hereby amended, shall have been paid in full and Borrower has no further liability to Bank.

4.      COVENANTS.  Borrower agrees that all covenants contained in the Loan Agreement and the other Loan Documents, as hereby amended, are and hereafter shall be binding upon Borrower until payment in full of all obligations to Bank under the Loan Documents, unless otherwise consented to in writing by Bank.

5.      NO DEFENSES OR SETOFFS; RELEASE.  There are no defenses, credits, or setoffs to the payment of the Debt evidenced by the Second Amended and Restated Term Note or the other Loan Documents or the enforceability of the Second Amended and Restated Term Note or the other Loan Documents against Borrower, nor are there any claims, actions or causes of action which could be asserted against the Bank relating to the transactions evidenced by the Second Amended and Restated Term Note, the Loan Agreement, this Amendment, the other Loan Documents or the transactions relating thereto. The obligations described herein, in the Second Amended and Restated Term Note and in the other Loan Documents are absolute and non-contingent. Borrower acknowledges and agrees that: (a) such Borrower has no claim or cause of action against the Bank or any Affiliate of Fifth Third Bancorp (or any of their directors, officers, employees, or agents) (collectively, the “Bank Released Parties”); and (b) each Bank Released Party has heretofore properly performed and satisfied in a timely manner all of such party’s obligations to Borrower.  Bank wishes, and Borrower agrees, to eliminate any possibility that any past conditions, acts, omissions, events, circumstances, or matters would impair or otherwise adversely affect Bank’s rights, interests, collateral security, or remedies.  Therefore, Borrower, on behalf of itself and all of its successors, heirs and assigns and any and all other entities and persons claiming rights through such Borrower, unconditionally releases, acquits, and forever discharges each Bank Released Party and their successors and assigns, (collectively, the “Dischargees”) from (i) any and all liabilities, obligations, duties, or indebtedness of any of the Dischargees to Borrower, whether known or unknown, arising prior to the date hereof, and (ii) any and all claims, offsets, causes of action, suits, or defenses, whether known or unknown, which Borrower might otherwise have against any of the Dischargees on account of any condition, act, omission, event, contract, liability, obligation, indebtedness, claim, cause of action, defense, circumstance, or matter of any kind which existed, arose or occurred at any time prior to the date hereof.

6.      GOVERNING LAW.  This Amendment shall be governed by and construed and enforced in accordance with the substantive law of the Commonwealth of Kentucky.

7.      COUNTERPART EXECUTION.  This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all signatures were upon the same instrument.  Delivery of an executed counterpart of the signature page to this Amendment by facsimile shall be effective as delivery of a manually executed counterpart of this Amendment, and any party delivering such an executed counterpart of the signature page to this Amendment by facsimile to any other party shall thereafter also promptly deliver a manually executed counterpart of this Amendment to such other party, provided that the failure to deliver such manually executed counterpart shall not affect the validity, enforceability, or binding effect of this Amendment.

8.      FUTURE NEGOTIATIONS.  The Borrower acknowledges and agrees that (i) the Bank has no obligation whatsoever to discuss, negotiate or to agree to any restructuring of the Second Amended and Restated Term Note, or any modification, amendment, restructuring or reinstatement of the other Loan Documents; (ii) that if there are any future discussions among the Bank and the Borrower concerning any such restructuring, modification, amendment or reinstatement, then no restructuring, modification, amendment, reinstatement, compromise, settlement, agreement or understanding with respect to the Second Amended and Restated Term Note, the other Loan Documents, the Collateral or any aspect thereof, shall constitute a legally binding agreement or contract or have any force or effect whatsoever unless and until reduced in writing and signed by authorized representatives of the parties to be bound, and that none of the parties hereto shall assert or claim in any legal proceedings or otherwise that any such agreement exists except in accordance with the terms of this Section.

9.      FEES AND EXPENSES OF BANK.  Borrower agrees to pay, or cause to be paid, and save Bank harmless against liability for the payment of, all reasonable out-of-pocket expenses, including reasonable counsel and attorneys fees, incurred by Bank (a) relating to the negotiation, preparation and administration of this Amendment, any requested amendments, waivers, consents or other matters with respect to the Loan or any future transactions between Borrower and the Bank; (b) in defending against or otherwise responding to any claims by Borrower against Bank or any dispute between Borrower and Bank with respect to this Agreement or in any way connected with or related or incidental to the dealings of the parties hereto or any of them with respect hereto, in each case whether sounding in contract or tort or otherwise; and (c) in connection with the enforcement of this Amendment or any of the other Loan Documents and in the collection of the obligations evidenced thereby.

10.    JURY WAIVER. IN RECOGNITION OF THE HIGHER COSTS AND DELAY WHICH MAY RESULT FROM A JURY TRIAL, THE PARTIES HERETO WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (a) ARISING HEREUNDER OR IN CONNECTION WITH THE LOAN DOCUMENTS, OR (b) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY FURTHER WAIVES ANY RIGHT TO CONSOLIDATE ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

11.    VENUE; JURISDICTION. The parties agree that the sole proper venue for the determination of any litigation commenced by Bank against Borrower or by Borrower against Bank on any basis shall be in a court of competent jurisdiction which is located in Fayette County, Kentucky, and the parties hereby expressly declare that any other venue shall be improper and Borrower expressly waives any right to a determination of any such litigation against Bank by a court in any other venue.  Borrower further agrees that service of process by any judicial officer or by registered or certified U.S. mail shall establish personal jurisdiction over such Borrower, who waives any rights under the laws of any state to object to jurisdiction within the Commonwealth of Kentucky.  Provided, however, nothing contained in this section shall prevent Bank from bringing any action or exercising any rights against any security or against Borrower within any other state, where proper jurisdiction exists.  Initiating such proceedings or taking such action in any other state shall in no event constitute a waiver of the agreement contained herein that the laws of the Commonwealth of Kentucky shall govern the rights and obligations of the parties hereunder or of the submission herein made by Borrower to personal jurisdiction within the Commonwealth of Kentucky.  The aforesaid means of obtaining personal jurisdiction and perfecting service of process are not intended to be exclusive, but are cumulative and in addition to all other means of obtaining personal jurisdiction and perfecting service of process now or hereafter provided by the laws of the Commonwealth of Kentucky or by any other state in an action brought by Bank in such state

12.    LIMITED EFFECT OF AMENDMENT.  Except as specifically amended herein or in the other documents executed in connection with this Amendment, the terms and conditions of the Loan Agreement, the Loan Documents, and all other existing agreements between the parties are unaffected by this Amendment and shall continue to be binding upon Borrower and Bank.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Amendment to Loan Agreement as of the day, month and year first above written.

FIFTH THIRD BANK
an Ohio banking corporation

By: /s/ Patrick Bunting
Name: Patrick Bunting
Title: Vice President

MEDPRO SAFETY PRODUCTS, INC.,
a Nevada corporation

By: /s/ Marc T. Ray
Name: Marc T. Ray
Title: Vice President Finance and Chief Financial Officer